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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): August 29, 2002


                         ASBURY AUTOMOTIVE GROUP, INC.
            (Exact Name of Registrant as Specified in its Charter)


Delaware                          5511                       58-2241119
(State or Other      (Primary Standard Industrial           (IRS Employer
Jurisdiction of      Classification Code Number)                Number)
Identification
Incorporation)


                               3 Landmark Square
                                   Suite 500
                              Stamford, CT 06901
                    (Address of Principal Executive Office)

      Registrant's telephone number, including area code: (203) 356-4400

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ITEM 5. OTHER EVENTS

Asbury Automotive Group, Inc. ("Asbury") has agreed to acquire all the companies (the "Companies") that comprise Bob Baker Auto Group of San Diego, California, from the shareholders (the "Shareholders") of the Companies. Attached hereto as Exhibit 99.1 is a copy of a press release, dated the date hereof, which announces that Asbury, the Companies and the Shareholders have entered into a stock purchase agreement (the "Stock Purchase Agreement") to effect the purchase of the Companies by Asbury.

Asbury will acquire from the Shareholders all the Companies' outstanding shares of common stock for $88 million payable in cash and common stock, subject to adjustments provided for in the Stock Purchase Agreement. The aggregate purchase price will consist of at least $61,600,000 in cash and up to $26,400,000 in Asbury shares. The Stock Purchase Agreement limits to1,500,000 the number of Asbury shares to be delivered at closing and to the extent the share value of the 1,500,000 shares is less than $26,400,000 at the time of purchase Asbury will pay the difference in cash.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits

Exhibit No.    Description
-----------    -----------

  99.1         Press Release dated August 29, 2002


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Asbury Automotive Group, Inc.

                                      By:  /s/ Thomas F. Gilman
                                           -----------------------------------
                                           Name:  Thomas F. Gilman
                                           Title: Chief Financial Officer


Date: August 29, 2002


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                                 EXHIBIT INDEX

Exhibit No.       Description
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  99.1            Press Release dated August 29, 2002